Exhibit 24

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Peter R. Dolan, Chairman of the Board of Directors and Chief Executive Officer, John L. McGoldrick, Executive Vice President and General Counsel, and Sandra Leung, Vice President and Corporate Secretary, and each of them, with the power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her or in his or her name, place and stead, in any and all capacities to sign one or more registration statements under the Securities Act of 1933, as amended (the “Securities Act”), and any and all amendments or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, for the purpose of registering the offering and sale up to $2,500,000,000 of securities of Bristol-Myers Squibb Company, and in connection with any registration of additional securities pursuant to Rule 462(b) under the Securities Act, to sign any abbreviated registration statements and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, in each case, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ PETER R. DOLAN Peter R. Dolan	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	July 30, 2004
/s/ ANDREW R.J. BONFIELD Andrew R. J. Bonfield	Senior Vice President and Chief Financial Officer Principal Financial Officer)	July 30, 2004
/s/ PAUL W. KARR Paul W. Karr	Vice President and Financial Controller (Principal Accounting Officer)	July 30, 2004
/s/ ROBERT E. ALLEN Robert E. Allen	Director	July 30, 2004
/s/ LEWIS B. CAMPBELL Lewis B. Campbell	Director	July 30, 2004
/s/ VANCE D. COFFMAN Vance D. Coffman	Director	July 30, 2004
/s/ ELLEN V. FUTTER Ellen V. Futter	Director	July 30, 2004

/s/ LOUIS V. GERSTNER, JR. Louis V. Gerstner, Jr.	Director	July 30, 2004
/s/ LAURIE H. GLIMCHER, M.D. Laurie H. Glimcher, M.D.	Director	July 30, 2004
/s/ LEIF JOHANSSON Leif Johansson	Director	July 30, 2004
/s/ JAMES D. ROBINSON III James D. Robinson III	Director	July 30, 2004
/s/ LOUIS W. SULLIVAN, M.D. Louis W. Sullivan, M.D.	Director	July 30, 2004